                                                                   Exhibit 10.45


                 NEWMARKET UNDERWRITERS INSURANCE COMPANY, INC.
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
                          APPLICABLE TO SENIOR OFFICERS
                OF NEWMARKET UNDERWRITERS INSURANCE COMPANY, INC.
                         EFFECTIVE AS OF JANUARY 1, 2002


                                    ARTICLE I
                        INTRODUCTION AND PURPOSE OF PLAN


      1.1 Establishment of Plan

      This Plan is intended to serve as a supplemental executive retirement plan (deferred compensation plan) for Senior Officers of NEWMARKET UNDERWRITERS INSURANCE COMPANY, INC. The Plan shall be maintained for the exclusive benefit of highly compensated Employees and is intended to be a non-qualifying deferred compensation plan.

      1.2 Purpose of Plan

      The purpose of the Plan is to enable highly compensated U.S. Employees to enhance their retirement security by (i) permitting the Employees to enter into agreements with the Employer to defer a portion of their Base Salary, and (ii) allowing the Employer to supplement such amounts through additional contributions. It is intended that this Plan and the assets set aside hereunder are to be deemed an Unfunded Plan within the meaning of the Internal Revenue Code of the United States. All of the assets are subject to a risk of forfeiture and the claims of the Employer's creditors notwithstanding the fact that they may be contributed to the Trustee under a certain Deed of Trust.

                                   ARTICLE II
                                   DEFINITIONS

      Whenever used in the Plan, the following terms shall have the meanings as set forth in this Article II unless a different meaning is clearly required by the context.

      2.1 Administrator

      Means the individual or committee appointed by the Employer to administer the Plan, but in no event shall any Participant be eligible to be the Administrator of the Plan.

      2.2 Annual Deferred Compensation Amount

      Means the annual sum of a Participant's Deferral Amount and the Employer's Deferral Amount.

      2.3 Base Salary

      Means remuneration, including a Participant's salary, wages and leave pay, as determined and designated as such by the Employer and earned by the Employee for services rendered to the Employer for the Plan Year, up to a maximum of Two Hundred Thousand Dollars ($200,000). However, Base Salary shall not include fees, commissions, bonuses, overtime or severance pay.

      2.4 Beneficiary

      Means the person, persons, or legal entity entitled to receive benefits under the Plan which become payable in the event of the Participant's death.

      2.5 Board

      Means the Board of Directors of NEWMARKET UNDERWRITERS INSURANCE COMPANY, INC.

      2.6 Change of Ownership/Change of Control

      Means for purposes hereof, the happening of any of the following: (i) the purchase or other acquisition by any person, entity or group of persons, within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934 (the "Act"), or any comparable successor provisions, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of thirty percent (30%) or more of either the outstanding shares of common stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally; (ii) the approval by the stockholders of the Company of a reorganization, merger or consolidation of the Company's stock, which results in a change in the responsibilities, compensation, or job description of the Plan Participant, or results in the termination of the Plan Participant's employment with the Company; (iii) a liquidation or dissolution of the Company or of the sale of all or substantially all of the Company's assets; or (iv) the election during any period of twenty-four (24) months, or less, of thirty percent (30%) or more of the members of the Board of Directors of the Company, with or without the approval of a majority vote of the Employer's stockholders, who are not Board members as of the date hereof.

      2.7 Code

      Means the Internal Revenue Code of 1986, as it may be amended from time to time, and includes any Treasury regulations promulgated thereunder.

      2.8 Company

      Means NEWMARKET UNDERWRITERS INSURANCE COMPANY, INC., its covered subsidiaries and affiliates, and its successors and assigns who may adopt this plan.

      2.9 Death

      Means the death of the Employee or Participant, as the case may be.

      2.10 Disability

      Means a finding by the Board on the basis of medical evidence satisfactory to the Board that the Employee is totally disabled, mentally or physically, so as to be prevented from engaging in further employment by the Employer and that such disability is likely to be permanent and continuous during the remainder of his life and which actually lasts for more than six (6) months.

      2.11 Disability Benefit

      Means a benefit payable in respect of a Participant's Disability equal to the aggregate of such Participant's Plan Balance including the Employer's Deferral Amounts in such Participant's Plan Balance whether or not vested as of the date of Disability

      2.12 Employee

      Means any senior officer of the Employer who is a U.S. Citizen who is performing services as an employee for NEWMARKET

UNDERWRITERS INSURANCE COMPANY, INC., or its successors, at the request of the Employer.

      2.13 Employee's Deferral Amount

      Means the annual amount of the Participant's Compensation that he or she elects to defer pursuant to a properly executed Voluntary Salary Deferral Agreement as set forth in Section 4.1 hereof and any income earned thereon, realized and accrued capital gains and losses thereafter allocated thereto reduced by such portion of the Plan expenses as the Administrator deems reasonable and appropriate.

      2.14 Employer

      Means the NEWMARKET UNDERWRITERS INSURANCE COMPANY, INC. or any of its successors which adopt the Plan.

      2.15 Employer's Deferral Amount

      Means the annual amount of the Participant's Compensation that the Employer contributes to the Plan pursuant to Section 4.2 hereof and any income earned thereon, realized and accrued capital gains and losses thereafter allocated thereto; reduced by such portion of the Plan expenses as the Administrator deems reasonable and appropriate.

      2.16 Participant

      Means any Employee to the extent that he or she is enrolled in the Plan and retains the rights to benefits under the Plan.

      2.17 Plan

      Means the NEWMARKET UNDERWRITERS INSURANCE COMPANY, INC. SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN for Senior Officers as set forth herein, as it may be amended from time to time.

      2.18 Plan Year

      Means the twelve (12) consecutive month period designated by the Employer, as it may be changed hereafter from time to time.

      2.19 Retirement Age

      Means the attainment of the age of sixty-five (65) years by a Participant, or such other time or date as the Participant and the Employer shall agree in advance in writing.

      2.20 Total Deferred Compensation Amount

      Means a Participant's total Deferral Amounts over the duration of the Plan (Participant's total Deferral Amounts plus the Employer's total Deferral Amounts) and any income and gains and losses thereafter allocated thereto.

      2.21 Trust

      Means the deed of trust date January 1, 2002 by and between NEWMARKET UNDERWRITERS INSURANCE COMPANY, INC. as the Grantor and RELIANCE TRUST COMPANY, as the Trustee.

      2.22 U.S. Citizen

      Means a citizen of the United States of America as defined under the Internal Revenue Code of 1986, as it may be amended from time to time, and includes any Treasury regulations promulgated thereunder; provided, however, that such term shall include U.S. long-term residents as set forth in the Code, or Green Card holders who may be subject to tax as U.S. Residents under the Code.

      2.23 Voluntary Salary Agreement

      Means the agreement between the Participant and the Employer to defer receipt by the Participant of Compensation not yet earned. Such agreement shall state the Deferral amount to be withheld from the Participant's Base Salary and shall become effective no earlier than the first day of the month following the execution of such agreement.


                                   ARTICLE III
                            PARTICIPATION IN THE PLAN

      3.1 Eligibility

      The Plan Administrator shall designate the Employees who are entitled to be Participants in the Plan. However, only Employees who are U.S. citizens and have completed three (3) months of service with the Employer are entitled to participate in the Plan. Each Employee selected by the Plan Administrator to be a Participant in the Plan shall become a Participant following enrollment pursuant to the provisions of this Article III.

      3.2 Enrollment

      Each selected Employee is required to submit an enrollment form and a Voluntary Salary Deferral Agreement to the Plan Administrator stating the amount that such Employee desires to defer. An Employee shall become a Participant and will be enrolled in the Plan upon the Plan Administrator's acceptance of a validly executed enrollment form and Voluntary Salary Deferral Agreement.

      3.3 Enrollment Effective Date

      Enrollment shall be effective if made by the Employee prior to the fifteenth (15th) day of any month during such month; however, for enrollment made by the Employee on the sixteenth (16th) day of the month or thereafter, on the first day of the month following the date of the enrollment by an Employee.


                                   ARTICLE IV
                      DEFERRAL BY PARTICIPANT AND EMPLOYER

      4.1 Participant's Deferral Amount

      A Participant may elect to defer such amount of his Base Salary as he or she deems appropriate. However, the maximum Deferral Amount for any Participant in any Plan Year shall not exceed twenty-five percent (25%) of such Participant's annual Base Salary. The Deferral Amount contributed by a Participant shall be made via payroll deductions following the execution by the Employee of a Voluntary Salary Deferral Agreement and enrollment form.

      4.2 Employer's Deferral Amount

      The Employer shall be required to contribute ten percent (10%) of a Participant's annual Base Salary. However, the Employer may contribute amounts in excess of ten percent (10%) of a Participant's Base Salary if the Employer, in its sole and non-reviewable discretion, deems appropriate under the circumstances. The Deferral Amount contributed by the Employer for each Participant shall be made on a quarterly basis, but in no event later than fifteen (15) days after the close of each quarter.

      4.3 Annual Deferred Compensation Amount

      The Plan Administrator shall maintain records of each Participant's Annual Deferred Compensation Amount, such amount shall be the sum of the Participant's Deferral Amount and the Employer's Deferral Amount.

      4.4 Modifications to Deferral Amounts

      A Participant may change his or her Deferral Amount with respect to any Compensation not yet earned by submitting a new properly executed Voluntary Salary Deferral Agreement to the Plan Administrator. The Employer may change its Deferral Amount with respect to any Participant. Such changes shall take effect as soon as administratively practicable but not earlier than the first pay period commencing with or during the first month following receipt by the Administrator of such Voluntary Salary Deferral Agreement by a Participant or notification from the Employer.

      4.5 Revocation of Deferral

      A Participant may revoke his or her election to have Compensation deferred by so notifying the Plan Administrator in writing. The Participant's full Compensation on a non-deferred basis will then be restored as soon as administratively practicable, but no earlier than the first pay period commencing with or during the first month following receipt of written notice of such revocation by the Administrator.

      4.6 Contingency and No Economic Benefit

      The Employer shall cause an account to be kept in the name of each Participant which shall reflect the value of the Participant's Total Deferred Compensation Amount. Notwithstanding anything to the contrary contained herein, until and except to the extent that a Participant's Total Deferred Compensation Amount hereunder is distributed to or vested in each Participant or a Participant's beneficiary, as provided in Article V, the interest of a Participant and/or any beneficiary therein is contingent only and is subject to forfeiture. Title to and beneficial ownership of any assets which are set aside or earmark to meet the Total Deferred Compensation Amount hereunder, whether cash or any type of investments, shall at all times remain titled in NEWMARKET UNDERWRITERS INSURANCE COMPANY, INC., and no Participant and/or beneficiary shall acquire any property interest in any specific assets of the Employer.

      4.7 Remittance

      The Employer shall remit all Employee contributions to the Plan within thirty (30) days after the end of each month and the Employer contributions within fifteen (15) days of the close of each quarter.

                                    ARTICLE V
                 DISTRIBUTION AND VESTING/FORFEITURE OF BENEFITS

      5.1 Vesting/Timing of Benefits, Forfeiture of Benefits

      (a) Except as otherwise provided in this Article V, a Participant's Total Deferred Compensation Amount shall fully vest upon the first of the following occurrences to occur: (i) the Participant's Retirement, (ii) the Participant's death, (iii) the Participant's Disability, (iv) the termination of the Plan, and
(v) a Change of Ownership in the Company (with the first to occur of such events being referred to herein as the "First Deferral Time").

      (b) Except as otherwise provided in Paragraph (a) of this Article V, a Participant shall vest as to such Participant's share of the Employer Deferral Amount in accordance with the following schedule:

TIMING OF VESTING OF EACH ANNUAL                                   AMOUNT
DEFERRED COMPENSATION AMOUNT                                       VESTED
----------------------------                                       ------

one (1) year after contribution                              TWENTY-FIVE PERCENT
of Annual Deferred Compensation Amount                              (25%)

two (2) years after contribution                             FIFTY PERCENT
of Annual Deferred Compensation Amount                              (50%)

three (3) years after contribution                         SEVENTY-FIVE PERCENT
of Annual Deferred Compensation Amount                              (75%)

four (4) years after contribution                            ONE HUNDRED PERCENT
of Annual Deferred Compensation Amount                             (100%)

      (c) Notwithstanding anything to the contrary contained in this Article V, a Participant, if living, may elect, but only with the consent of the Employer which the Employer may withhold in its absolute discretion, to further defer the payment of any Deferred Compensation Amount past its First Deferral Time until the first to occur of (i) the Participant's Retirement, (ii) the Participant's death, (iii) the Participant's Disability, (iv) the termination of the Plan, (v) the involuntary termination of the Participant's employment with the Employer,
(vi) the Participant voluntarily terminates his employment with the Employer,
(vii) a Change of Ownership in the Company or (viii) the expiration of two (2) calendar years following the First Deferral Time (with the first to occur of such events being referred to herein as the "Final Deferral Time") by making an irrevocable written election at least six (6) months before the First Deferral Time, which election must be signed by such Participant and filed with the Plan Administrator in a form acceptable to the Administrator; provided, however, that each Participant may only make such an additional deferral once.

      (d) A Participant's Total Deferred Compensation Amount as determined under the provisions of this Article V shall be paid in a lump-sum distribution on or before April 15 of the Plan Year following the Plan Year in which a Participant fully vests as provided hereinabove. Notwithstanding the above, a Participant may elect at anytime prior the distribution of his or her Total Deferred Compensation Amount, to receive such Deferred Compensation Amount in annual installments as the Employer and the Participant shall agree in a written document submitted to the Plan Administrator, or to purchase an annuity as provided in Section 5.2 hereof. The total amount payable to a Participant shall be appropriately increased or decreased as the case may be, but not more than semi-annually, to reflect the appreciation or depreciation in value and the net income or loss on the funds which remain invested in the Plan.

      (e) If a Participant should die before all of his or her annual payments are made, the unpaid balance of his or her Total Deferred Compensation Amount will continue to be paid in installments for the unexpired portion of such term to his or her designated beneficiary in the same manner as set forth above. If both a Participant and his designated beneficiary should die before all annual payments are made by the Employer then the remaining value of such Total Deferred Compensation Amount shall be determined as of the date of the death of the designated beneficiary and shall be paid as promptly as possible in one lump sum to the estate of such designated beneficiary.

      (f) The Plan Administrator at any time and from time to time may order that all or any part of a Participant's Employer Deferral Amount shall become vested and no longer subject to forfeiture, and may order payment of the amounts so vested on dates specified in such orders, if the Plan Administrator finds such action appropriate in the circumstances. In making such orders, the Administrator shall consider an emergency or necessity affecting the personal or family affairs of a Participant or any Beneficiary.

      5.2   Optional Plan Benefit Procedures

      (a)   Retirement Benefits

      A Participant may, at any time during the twelve (12) month period immediately prior to his Retirement Date or at any time thereafter prior to such Retirement Date, but not less than six (6) months prior to such Retirement Date, direct the Trustee to use or apply any part or all of his Deferral Account Balance which will then be vested, or which shall vest by the Participant's Retirement Date, to:

            1. purchase a non-commutable annuity from a suitable insurance company licensed to sell annuities which shall be payable, commencing on the Retirement date until:

                  a. the death of such Participant (a single life annuity); or

                  b. the death of the survivor of such Participant and his or her spouse or other person with whom such Participant resides at his or her Retirement Date as if they were a spouse of each other (a joint and survivor annuity); and

                  c. containing such other terms and conditions as such Participant considers appropriate as permitted by law.



                                   ARTICLE VI
                             BENEFICIARY INFORMATION

      6.1 Designation

      A Participant shall have the right to designate Beneficiaries who are to succeed to his or her rights to benefits under the Plan in the event of a Participant's death. Participants may amend or revoke such designation at any time, in writing. Such designation, amendment or revocation shall not be effective unless in writing signed by such Participant, dated, and filed with the Plan Administrator in a form acceptable to the Administrator. A Participant may change any Beneficiary designation without the consent of any prior Beneficiaries.

      6.2 Failure to Designate a Beneficiary

      If no designated Beneficiary survives a Participant and benefits are payable following a Participant's death, the Plan Administrator shall direct that payment of such Participant's benefits be made to the person or persons in the first of the following classes of successive preference Beneficiaries: such Participant's (i) spouse; (ii) issue, per stirpes; (iii) parents; (iv) brothers and sisters; and (v) estate.


                                   ARTICLE VII
                               PLAN ADMINISTRATION

      7.1 Plan Administration

      The Employer shall be responsible for appointing an Administrator to administer the Plan. Such Administrator may be an individual or a committee authorized to act collectively on behalf of the Plan. The Administrator shall have sole discretionary responsibility for the operation, interpretation, and administration of the Plan and for determining eligibility for Plan participation and benefits. Any action taken on any matter within the discretion of the Plan Administrator shall be final, conclusive, and binding on all parties. In order to discharge its duties hereunder, the Plan Administrator shall have the power and authority to adopt, interpret, alter, amend or revoke rules and regulations necessary to administer the Plan, to delegate ministerial duties and to employ such outside professionals as may be required for prudent administration of the Plan. The Administrator shall also have authority to enter into agreements on behalf of the Employer necessary to implement the Plan.

      7.2 Ownership of Assets

      Nothing contained herein shall be deemed to create a trust of any kind or create any fiduciary relationship. Title to and beneficial ownership of any Deferral Amounts which the Employer may, but is not required to set aside or earmark, whether cash or investments, to make any payments under the Plan, shall at all times remain the property of the Employer (as a part of the Employer's general funds), until such time as vesting shall occur pursuant to the provisions of Article V. Neither a Participant nor any Beneficiary shall under any circumstances acquire any property interest in any specific assets of the Employer. However, nothing in this Section 7.2 shall prevent the Plan from permitting a Participant to request that his or her Deferral Amounts be invested among the different Investment Options under the Plan as provided in Section
7.4. To the extent that any person acquires a right to receive payments from the Employer under the Plan, such right shall be no greater than the right of any unsecured general creditor of the Employer.

      7.3 Accounts and Expenses

      The Employer shall establish and maintain an account on behalf of each Participant. Each Participant's account shall be valued at fair market value as of the last day of the Plan Year and such other dates as are necessary for the proper administration of the Plan, and each Participant shall receive a written accounting of his or her account balance following such valuation. A Participant's account balance shall reflect his or her aggregate Deferral Amounts, the Employer's Deferral Amounts, and shall be reduced by administrative, investment, and other fees necessary for the administration which are not paid by the Employer.

      7.4 Investments

      The Participants may request that his or her Deferral Amounts be allocated among the available Investment Options established by the Plan Administrator. The initial allocation request may be made at the time of enrollment. Once made, an investment allocation request shall remain in effect for all subsequent Deferral Amounts until changed by a Participant. Participants may change their investment allocation by submitting a written request to the Plan Administrator on such form as may be required by the Plan Administrator. Such changes shall become effective as soon as administratively feasible after the Plan Administrator receives such written request. Although the Plan Administrator intends to invest Deferral Amounts according to a Participant's requests, it reserves the right to invest Deferral Amounts without regard to such requests.


                                  ARTICLE VIII
                        AMENDMENT OR TERMINATION OF PLAN

      8.1 Amendment of Plan

      The Employer may amend the Plan upon approval by its Board of Directors at any time or as required by Applicable Law.

      8.2 Termination

      Although the Employer has established the Plan with the intention and expectation to maintain the Plan indefinitely, the Employer may terminate or discontinue the Plan in whole or in part at any time without any liability for such termination or discontinuance. Upon Plan termination, additional Deferral Amounts shall cease, and the Employer shall retain each

Participant's Deferral Amounts until their distribution under Article V hereof.

      8.3 (A)     Information to Participants

      (a)   The Plan Administrator shall:

            1. administer the collection on behalf of the Trustee of contributions made to the Trust and administer distributions of funds to Beneficiaries of the Trust;

            2. supply, on demand by a Participant or any other person having rights in the Participant's Fund, copies of:

                  a.    the Trust;

                  b.    these Rules;

                  c. the latest statement of accounts, balance sheet and report prepared in accordance with the requirements of the Trust or these Rules;

            3.    provide to each Participant an explanation of:

                  a.    the provisions of the Plan applicable to him/her;

                  b. his/her rights and obligations in respect of the Plan; and

                  c. each amendment to the Plan within ninety (90) days after an amendment is made; and

                  d. any other information prescribed by the Trust or these Rules;

            4. provide to each Participant notice of termination of the Plan and notice of the payment options available to him or her;

            5. provide to each Participant, at least sixty days prior to his or her Retirement Date, notice of the payment options available to him or her;

            6. provide to each Participant on termination of his or her employment with the Employer, notice of the benefits, rights and obligations of the Participant;

            7. provide to the personal representative of each Participant who has died and to each person named or described in a Beneficiary Designation made by such Participant, notice of the benefits payable as a result of the death of such Participant.

      8.3(B) The Plan Administrator shall deliver to each Participant, within ninety (90) days of the end of each financial year of the Trust, a statement indicating:

            1. the total value of the Participant's Fund at the beginning of such financial year;

            2. the total value of that portion of the Participant's Fund which had vested in such Participant at the end of such financial year;

            3. the aggregate value of all contributions made to such Participant's Fund by the Participant during such financial year;

            4. the aggregate value of all contributions made to such Participant's Fund by the Employer during such financial year;

            5. the total value of the Participant's Fund at the end of such financial year; and

      8.3 (C) In the absence of bad faith, the records of the Employer shall be presumed to be conclusive with regard to Earnings, length of employment and eligibility for membership in the Plan.

                                   ARTICLE IX
                                  MISCELLANEOUS

      9.1 Limitation of Rights: Employment Relationship

      Neither the establishment of the Plan nor any modification thereof, nor the creation of any fund or account, nor the payment of any benefits, shall be construed as giving any Participant or other person any legal or equitable right against the Employer except as provided in the Plan. In no event shall the terms of employment of any Employee be modified or in any way be affected by the Plan. Nothing contained herein shall be construed to guarantee a Participant continued employment, nor does the Plan limit the Employer's right to terminate a Participant's employment. Upon an Employee's termination, the obligations of the Company to the Participant shall likewise be terminated, except to the extent of obligations existing pursuant to the Plan and continuing thereunder.

      9.2 Limitation on Assignment

      Benefits under the Plan may not be assigned, sold, transferred, or encumbered by any Participant or any Beneficiary, and any attempt to do so shall be void. The Participants' or any Beneficiary's interest in the benefits under the Plan shall not be subject to their debts or liabilities of any kind and shall not be subject to attachment, garnishment or other legal process.

      9.3 Pronouns

      Whenever used in this Agreement, the masculine pronoun is to be deemed to include the feminine. The singular form, whenever used herein, shall mean or include the plural form where applicable, and vice versa.

      9.4 Representations

      The Employer does not represent or guarantee that any particular federal or state income, payroll, personal property or other tax consequence will result from participation in the Plan. Each Participant should consult with professional tax advisors to determine the tax consequences of his or her participation. Furthermore, the Employer does not represent or guarantee successful investment of the Deferral Amount and shall not be required to restore any loss which may result from such investment or lack of investment.

      9.5 Severability

      If a court of competent jurisdiction holds any provision of the Plan to be invalid or unenforceable, the remaining provisions of the Plan shall continue to be fully effective.

      9.6 Applicable Law

      This Plan shall be construed in accordance with U.S. tax law and the Internal Revenue Code, and, to the extent otherwise applicable, the laws of the local jurisdiction in which the Employer is located.

                                          /s/ Richard Jodoin
                                          ----------------------------
                                          Corporate Secretary



Acknowledgment                            12/30/03
                                          ----------------------------
                                          Date